UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2005

Knight-Ridder, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-7553	38-0723657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. San Fernando Street, Suite 1500, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 938-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On September 13, 2005, Knight-Ridder, Inc. issued a press release announcing the Company’s statistical report for the month ended August 28, 2005. Included with that press release was a table of Diluted Earnings per Share. The Diluted Earnings per Share analysis adjusts generally accepted accounting principles (GAAP) earnings per share, as reported, to eliminate the discontinued operations of The Detroit Free Press and The Tallahassee Democrat, which were sold during August 2005, and the earnings per share from the favorable resolution of prior years’ tax issues. The amounts shown as resolution of prior years’ tax issues relate to results of tax audits by Federal, State and local jurisdictions or the expiration of applicable statutes of limitation. Events of this nature do not generally occur on for any regular cycle and the amounts, some of which are material, are not predictable. Accordingly, management feels that adjusting results for these amounts improves transparency and gives greater visibility for investors into the ongoing results of the business operations. A copy of this press release along with the Statistical Report Table and Diluted Earnings per Share analysis is furnished as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit 99.1	Knight-Ridder, Inc. August Statistical Report Press Release dated September 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT-RIDDER, INC.

By:	/s/ Gary R. Effren
Gary R. Effren
Vice President/Finance

Dated: September 19, 2005

EXHIBIT INDEX

Exhibit Number	Name
Exhibit 99.1	Knight-Ridder, Inc. August Statistical Report Press Release dated September 13, 2005